Exhibit 99.1

Sybase Delivers Record First Quarter Results, Driven by 10% License Growth, 23% Messaging Growth, and 42% GAAP Net Income Growth

Management Raises Full-Year Guidance for Earnings and Cash Flow

DUBLIN, Calif.--(BUSINESS WIRE)--April 22, 2010--Sybase, Inc. (NYSE:SY), an industry leader in enterprise and mobile software, today reported financial results for the first quarter ended March 31, 2010.

Highlights

  Historical first quarter records achieved in total revenue, operating income, operating margin, net income, EPS, and cash flow from operations
  Total revenue up 10% year over year
  Database license revenue increased 25%
  GAAP operating income up 30% to $74.1 million, representing operating margin of 25%
  Non-GAAP operating income up 28% to $88.4 million, representing operating margin of 30%
  GAAP EPS up 36% to $0.45, non-GAAP EPS up 24% to $0.60
  Cash flow from operations of $99.3 million

2010 First Quarter Results

Total revenue for the first quarter of 2010 grew 10% to $294.0 million compared to $267.5 million in the first quarter of 2009. License revenue grew 10% to $98.6 million, compared to $89.3 million in the first quarter of 2009. Services revenue grew 5% to $142.4 million, and messaging revenue grew 23% to $53.0 million in the first quarter of 2010.

Operating income calculated in accordance with generally accepted accounting principles (GAAP) for the first quarter increased 30% year over year to $74.1 million, representing an operating margin of 25%.

For the quarter, GAAP net income grew 42% year over year to $39.9 million. GAAP earnings per diluted share (EPS) grew 36% year over year to $0.45.

Non-GAAP operating income for the first quarter of 2010 increased 28% year over year to $88.4 million, representing a 30% operating margin.

Non-GAAP net income for the first quarter grew 28% year over year to $52.5 million. Non-GAAP EPS grew 24% year over year to $0.60.

Non-GAAP amounts exclude the amortization of certain purchased intangibles, stock-based compensation, restructuring costs, charges related to the impairment of auction rate securities, imputed interest related to our convertible debt, gains or losses on assets held for employees in a deferred compensation plan, and the tax effect of these and related items.

Accompanying this release is a reconciliation from GAAP to non-GAAP amounts for the first quarter of 2010 and the comparable prior-year period.

Cash flow from operations was $99.3 million in the quarter.

"2010 is off to a strong start for Sybase,” stated Chairman, CEO and President of Sybase John Chen. “We achieved historical first-quarter highs in revenue, operating margins, earnings, and cash flow.”

Added Mr. Chen, “Expansion of data, mobile devices, and real-time computing is driving adoption of our Unwired Enterprise strategy and stimulating demand for our data management, analytics, and mobility offerings.

“We made progress across our product stack as we launched innovative new solutions in the quarter, including the ASE In-Memory Database option, Operator Analytics 365, Mobile CRM for SAP, and Mobile Workflow for SAP, among others.

“Due to our stronger-than-expected Q1 results, we are raising our guidance for full-year earnings and cash flow. For the balance of the year, we remain focused on investments in product innovation, partnerships, and sales channels to capitalize on both mid- and long-term opportunities," concluded Mr. Chen.

Balance Sheet and Other Data

At March 31, 2010, Sybase reported $1.3 billion in cash and cash investments.

During the first quarter, the company spent $39.4 million to repurchase a portion of its outstanding 1.75% convertible notes and commenced redemption of the remaining outstanding balance. Full redemption is expected to be completed in the second quarter, through the payment of $558.9 million in cash and the issuance of 3.6 million shares of common stock.

During the first quarter, the company increased its repurchase program by $150 million. As of March 31, 2010, $233.3 million is authorized under the company’s current repurchase program.

Days sales outstanding (DSO) for the first quarter was 72.

Guidance

For the second quarter ending June 30, 2010, the company anticipates total revenue to be consistent with 2010 first quarter revenue, in the range of $290 million to $300 million. The company anticipates non-GAAP fully diluted EPS in the range of $0.60 to $0.62 and GAAP EPS in the range of $0.48 to $0.50.

For full-year 2010, the company is reaffirming its prior guidance for total revenue of approximately $1.23 billion. Based on the first quarter outperformance, the company is raising guidance for GAAP EPS to approximately $2.13 from a prior estimate of approximately $2.10 and for non-GAAP EPS to approximately $2.63 from a prior estimate of approximately $2.59. The company is also raising guidance for cash flow from operations to $310 million or higher from prior expectations of $300 million or higher.

A summary of the company's 2010 guidance assumptions and a reconciliation to the company’s previous guidance assumptions follow:

2010 Guidance Assumptions

Revenue Growth	GAAP	Non-GAAP
2010 forecasted revenue growth - constant currency (1)	5%	5%
2010 forecasted foreign exchange impact on revenue growth (1)	0%	0%
2010 forecasted revenue growth - reported (1)	5%	5%

EPS Reconciliation
Prior 2010 EPS guidance	2.10	2.59

Increase due to operations	0.05	0.05
Amortization of acquisition-related intangible assets	(0.02)	0.00
Tax effect from change above	(0.01)	(0.02)
Lower share count	0.01	0.01

2010 EPS guidance	$2.13	$2.63

(1) No Change
Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

Accompanying this release is a reconciliation from projected GAAP to non-GAAP amounts for the estimated 2010 second quarter and full-year results.

Conference Call and Webcast Information

The Sybase 2010 first quarter conference call and simultaneous Webcast is scheduled to begin at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time on Thursday, April 22, 2010. To access the live Webcast, please visit www.fulldisclosure.com or Sybase’s Website at www.sybase.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 10:00 p.m. Pacific Time on April 29, 2010. To access the replay, please dial (888) 203-1112 for domestic access and (719) 457-0820 for international callers; the access code for the telephone replay is #2721481. Additionally, the archived Webcast will be available through July 21, 2010 at http://www.sybase.com/about_sybase/investorrelations.

About Sybase, Inc.

Sybase is an industry leader in delivering enterprise and mobile software to manage, analyze and mobilize information. We are recognized globally as the performance leader, proven in the most data-intensive industries and across all systems, networks and devices. Our information management, analytics and enterprise mobility solutions have powered the world’s most mission-critical systems in financial services, telecommunications, manufacturing and government. For more information, visit http://www.sybase.com. Read Sybase blogs: http://blogs.sybase.com.

Forward-Looking Statements

Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. These statements include the financial projections included in the guidance section of the release. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and credit market conditions; software industry sales trends; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations or strategic relationships engaged in by the company or by competitors; shifts in our business strategy; the interoperability of our products with other software products; system failures or other issues that impact our ability to deliver mobile messages; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009.

Note Regarding Non-GAAP Financial Measures

In addition to our GAAP results, Sybase discloses adjusted operating income, net income and net income per share, referred to respectively as “non-GAAP operating income”, “non-GAAP net income”, and “non-GAAP net income per diluted share”. These items, which are collectively referred to as “Non-GAAP Measures”, exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets, restructuring costs, non-cash charges related to the impairment of auction rate securities (“ARS”), the imputed interest expense on our convertible notes, gains or losses on assets held for employees in a deferred compensation plan, and the tax effect of these and related items. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, restructuring charges, impairment charges to our ARS, the imputed interest expense on our convertible notes, and gains or losses on assets held for employees in a deferred compensation plan are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Therefore, we exclude these impacts in our planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.

Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised “Share-based Payment” (“FAS 123R”) on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors with certain Non-GAAP Measures. With the adoption of FAS 123R, we continue to believe that Non-GAAP Measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 (“SAB 107”) and we have presented Non-GAAP Measures that exclude stock-based compensation, amortization of acquisition-related intangible assets, impairment charges to ARS, imputed interest expense, restructuring costs, gains or losses on assets held for employees in a deferred compensation plan and the related tax effects. While these items (other than restructuring) are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period.

We also use Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the stock committee of the Board of Directors and, in the case of acquisition-related intangible assets; acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges, amortization of acquisition-related intangible assets, and write-downs to ARS, the imputed interest expense on our convertible notes, and gains or losses on assets held for employees in a deferred compensation plan, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.

In the case of stock-based compensation, our compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. We use annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

The cost of restructure charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. We have not undertaken restructuring since 2004 and amounts included in cost of restructure in 2006 and subsequently reflect lease termination costs from previously announced restructuring efforts. Our previous restructuring activities and related expenses were not related to operating performance for any particular period, and were not subject to change by management in any particular period. Instead, the prior restructuring was intended to align our business model and expense structure to our position in the market.

The liquidity and fair value of our investments in marketable securities, including auction rate securities, have been negatively impacted by the uncertainty in the credit markets and failed auctions due to a lack of marketability of these securities. As a result, we recorded impairment charges to reduce the carrying value of our ARS investments. The impairment charges related to our ARS investments have been excluded from our non-GAAP results of operations. These impairment charges are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these unique charges provides investors an enhanced view of our operations and facilitates comparisons with the results of other periods.

In 2009, GAAP changed to require that issuers of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on our $460 million of 1.75% convertible subordinated notes that were issued in a private placement in February 2005 and on our $400 million 3.5% convertible senior notes that were issued in a private placement in August 2009, the “imputed interest expense.” The imputed interest expense is excluded from management’s assessment of our operating performance because management believes that this is not indicative of our ongoing business operations. We believe that the exclusion of the imputed interest expense provides investors an enhanced view of our operational performance and will facilitate the comparisons of future reported results with results from periods prior to the GAAP requirement to recognize imputed interest expense.

We maintain a rabbi trust for our deferred compensation plan that was established to allow certain employees the opportunity to defer the receipt of compensation. Plan participants elect to defer a portion of their compensation and these amounts are deemed invested in investment options that mirror the participants’ 401(k) plan investment elections. The rabbi trust for the deferred compensation plan is structured in accordance with IRS guidelines and the assets in the trust are subject to the claims of our general creditors. The gains and losses on assets in the deferred compensation plan are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these gains and losses provides investors an enhanced view of our operational performance and these gains and losses are unrelated to operational performance in any particular period.

Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates because of (i) the exclusion of the amortization of acquisition-related intangible assets, stock-based compensation expenses, restructuring costs, and other expense and income items described above, (ii) the exclusion of certain acquired tax attributes, and (iii) the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations.

Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:

  These Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.
  The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:

Non-GAAP operating margin performance and non-GAAP net income do not include stock compensation expense related to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our non-GAAP measures.

Although amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP measures and therefore non-GAAP measures do not include the costs of acquired intangible assets that supplement our research and development.

Restructuring charges in 2006 and subsequently primarily represent lease termination costs associated with restructuring activities that commenced in 2004 and before. Most of the charges are cash expenditures, which are excluded from our Non-GAAP Measures.

While the interest imputed on our convertible notes does not directly impact our current cash position, such expense recognizes the deemed economic value of the conversion feature associated with the notes. The expense associated with this deemed economic value is excluded from our non-GAAP measures and, therefore, non-GAAP measures do not reflect a deemed expense associated with our convertible notes.

  Excluded expenses for stock-based compensation, amortization of acquisition-related intangible assets, imputed interest on our convertible debt, and gains and losses on assets in our deferred compensation plan will continue to recur and impact the Company’s GAAP results. While restructuring costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.

The company adjusts for these limitations by relying on these Non-GAAP Measures only as a supplement to the Company’s GAAP results.

SYBASE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share and per share data)	2010	2009
	(Unaudited)

Current assets:
Cash and cash equivalents	$1,022,719	$947,152
Short-term investments	244,058	239,232
Total cash, cash equivalents and short-term investments	1,266,777	1,186,384

Restricted cash	3,813	17,983
Accounts receivable, net	235,185	273,457
Deferred income taxes	48,815	58,494
Prepaid income taxes	6,113	5,754
Other current assets	21,420	18,685

Total current assets	1,582,123	1,560,757

Long-term investments	49,335	86,091
Property, equipment and improvements, net	65,799	67,863
Deferred income taxes	6,751	7,188
Capitalized software, net	89,292	86,866
Goodwill, net	530,071	532,375
Other purchased intangibles, net	81,216	88,012
Other assets	36,486	38,732

Total assets	$2,441,073	$2,467,884

Current liabilities:
Accounts payable	$26,082	$20,202
Accrued compensation and related expenses	63,513	84,426
Accrued income taxes	5,118	24,484
Other accrued liabilities	95,271	138,931
Deferred revenue	267,709	234,761
Convertible subordinated notes	389,721	417,321

Total current liabilities	847,414	920,125

Other liabilities	41,612	42,628
Deferred income taxes	54,624	49,611
Long-term tax liability	63,058	58,350
Long-term deferred revenue	5,728	5,855
Convertible senior notes	332,743	329,565

Total stockholders' equity and temporary equity	1,095,894	1,061,750

Total liabilities, stockholders' equity and temporary equity	$2,441,073	$2,467,884

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except per share data)	2010	2009

Revenues:
License fees	$98,551	$89,276
Services	142,387	134,974
Messaging	53,014	43,263

Total revenues	293,952	267,513

Costs and expenses:
Cost of license fees	13,155	12,281
Cost of services	36,458	36,829
Cost of messaging	36,573	26,973
Sales and marketing	61,353	64,214
Product development and engineering	36,457	34,744
General and administrative	32,182	31,862
Amortization of other purchased intangibles	3,698	3,723
Cost of restructure	4	(10)

Total costs and expenses	219,880	210,616

Operating income	74,072	56,897

Interest income and expense and other, net	(9,566)	(7,103)

Total other-than-temporary impairment losses	(366)	(1,798)
Losses recognized in (reclassified from) other comprehensive income	347	-
Total other-than-temporary impairment losses recognized in earnings	(19)	(1,798)

Income before income taxes	64,487	47,996

Provision for income taxes	24,614	19,895

Net income	$39,873	$28,101

Less: Net income attributable to the noncontrolling interest	17	16

Net income attributable to Sybase, Inc.	$39,856	$28,085

Basic net income per share attributable to Sybase, Inc. common stockholders (1)	$0.49	$0.35

Shares used in computing basic net income per share attributable to Sybase, Inc. common stockholders (1)	80,726	79,809

Diluted net income per share attributable to Sybase, Inc. common stockholders (1)	$0.45	$0.33

Shares used in computing diluted net income per share attributable to Sybase, Inc. common stockholders (1)	86,522	84,451

(1) The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS
The following tables reflect selected Sybase non-GAAP results reconciled to GAAP results
(in 000s except percentage and per share amounts):
	Three Months Ended
	March 31,
	2010	2009
Operating Income

GAAP operating income	74,072	56,897
Plus:
Amortization of acquisition-related intangible assets	6,981	6,924
Stock-based compensation expense	6,770	5,750
Cost (Reversal) of restructure	4	(10)
Change in value of assets in deferred compensation plan	565	(700)

Non-GAAP operating income	$88,392	$68,861

Net Income Attributable to Sybase, Inc.

GAAP net income attributable to Sybase, Inc.	39,856	28,085
Plus:
Amortization of acquisition-related intangible assets	6,981	6,924
Stock-based compensation expense	6,770	5,750
Cost (Reversal) of restructure	4	(10)
Impairment loss on auction rate securities	19	1,798
Imputed interest expense for convertible notes	5,673	4,519
Less:
Incremental income taxes associated with certain Non-GAAP items	(6,813)	(5,947)

Non-GAAP net income attributable to Sybase, Inc.	$52,490	$41,119

Net Income Per Diluted Share

GAAP net income per diluted share (1)	$0.45	$0.33
Plus:
Amortization of acquisition-related intangible assets	0.08	0.08
Stock-based compensation expense	0.08	0.07
Cost (Reversal) of restructure	0.00	(0.00)
Impairment loss on auction rate securities	0.00	0.02
Imputed interest expense for convertible notes	0.07	0.05
Less:
Incremental income taxes associated with certain Non-GAAP items	(0.08)	(0.07)

Non-GAAP net income per diluted share (1)	$0.60	$0.48

Shares used in computing diluted net income per share (1)	86,522	84,451

CLASSIFICATION OF STOCK-BASED COMPENSATION EXPENSE
The following table shows the classification of stock-based compensation expense (in 000s):

	Three Months Ended
	March 31,
	2010	2009

Cost of services	366	342
Cost of messaging	142	138
Sales and marketing	1,412	1,400
Product development and engineering	829	718
General and administrative	4,021	3,152

Total	$6,770	$5,750

CLASSIFICATION OF AMORTIZATION OF PURCHASED INTANGIBLES

The following table shows the classification of amortization of purchased intangibles expense (in 000s):

	Three Months Ended
	March 31,
	2010	2009

Cost of license fees	2,065	2,088
Cost of messaging	1,218	1,113
Amortization of other purchased intangibles	3,698	3,723

Total	$6,981	$6,924

(1) The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

COMPUTATION OF BASIC AND DILUTED NET INCOME PER SHARE
The following tables reflect calculation of Sybase Basic and Diluted Net Income Per Share
(in 000s except per share amounts):
	Three Months Ended
	March 31,
	2010	2009
GAAP Basic Net Income Per Share

Net income attributable to Sybase, Inc.	$39,856	$28,085

Basic net income per share attributable to Sybase, Inc. common stockholders	$0.49	$0.35

Effective number of shares used in computing basic net income attributable to Sybase, Inc. common stockholders (1)	82,053	81,122

	Three Months Ended
	March 31,
	2010	2009
Non-GAAP Basic Net Income Per Share

Net income attributable to Sybase, Inc.	$52,490	$41,119

Basic net income per share attributable to Sybase, Inc. common stockholders	$0.64	$0.51

Effective number of shares used in computing basic net income attributable to Sybase, Inc. common stockholders (1)	82,053	81,122

	Three Months Ended
	March 31,
	2010	2009
GAAP Diluted Net Income Per Share

Net income attributable to Sybase, Inc.	$39,856	$28,085

Diluted net income per share attributable to Sybase, Inc. common stockholders	$0.45	$0.33

Effective number of shares used in computing diluted net income attributable to Sybase, Inc. common stockholders (1)	87,849	84,451

	Three Months Ended
	March 31,
	2010	2009
Non-GAAP Diluted Net Income Per Share

Net income attributable to Sybase, Inc.	$52,490	$41,119

Diluted net income per share attributable to Sybase, Inc. common stockholders	$0.60	$0.48

Effective number of shares used in computing diluted net income attributable to Sybase, Inc. common stockholders (1)	87,402	85,166

(1) The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

SYBASE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2010	2009
Cash flows from operating activities:
Net income	$39,873	$28,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,393	22,491
Loss on disposal of assets	18	19
Impairment of investment in auction rate securities	19	1,799
Deferred income taxes	15,145	2,587
Stock-based compensation – restricted stock	3,730	2,718
Stock-based compensation – all other	3,040	3,032
Tax benefit from stock-based compensation plans	6,871	2,368
Excess tax benefit from stock-based compensation plans	(6,523)	(2,453)
Imputed interest expense for convertible notes	5,673	4,519
Amortization of note issuance costs	637	396
Changes in assets and liabilities:
Accounts receivable	35,877	41,832
Prepaid income taxes	(359)	(1,824)
Other current assets	(2,735)	(1,730)
Other assets – operating	1,615	1,054
Accounts payable	5,880	(4,941)
Accrued compensation and related expenses	(21,156)	(20,610)
Accrued income taxes	(14,658)	7,412
Other accrued liabilities	(28,243)	(18,285)
Deferred revenues	32,324	29,589
Other liabilities	(1,129)	(693)
Net cash provided by operating activities	99,292	97,381
Cash flows from investing activities:
(Increase) Decrease in restricted cash	(830)	118
Purchases of investments	(37,877)	(8,273)
Maturities of investments	64,428	—
Sales of investments	5,272	807
Business combinations, net of cash acquired	(1,980)	—
Purchases of property, equipment and improvements	(5,111)	(4,428)
Capitalized software development costs	(11,864)	(12,816)
Increase in other assets – investing	(6)	(19)
Net cash provided by (used for) investing activities	12,032	(24,611)
Cash flows from financing activities:
Extinguishment and conversion of convertible subordinated notes	(50,077)	—
Repayments of long-term obligations	(139)	(696)
Net proceeds from the issuance of common stock and reissuance of treasury stock	20,628	16,761
Purchases of treasury stock	—	(15,049)
Excess tax benefit from stock-based compensation plans	6,523	2,453
Net cash provided by (used for) financing activities	(23,065)	3,469
Effect of exchange rate changes on cash	(12,692)	(11,664)
Net increase in cash and cash equivalents	75,567	64,575
Cash and cash equivalents, beginning of year	947,152	611,364
Cash and cash equivalents, end of period	$1,022,719	$675,939

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT

(in thousands)

	Three Months Ended
	March 31,
	2010	2009

Software License & Services:
Software license & services revenue
License fees	$97,836	$88,882
Technical support services	116,156	109,607
Other services	25,280	25,000
Total software license & services revenue	239,272	223,489

Cost of software license & services
Cost of license fees	11,090	10,159
Cost of services	35,948	36,484
Sales expense	42,044	46,574
Total cost of software license & services	89,082	93,217

Segment income before unallocated expenses	$150,190	$130,272

Messaging and Hosted Software:
Messaging and hosted software revenue
Messaging	$53,014	$43,263
Hosted license and services	1,666	761
Total messaging and hosted software revenue	54,680	44,024

Cost of messaging & hosted software
Cost of messaging and hosted software	35,357	25,759
Sales expense	6,455	7,300
Total cost of messaging & hosted software	41,812	33,059

Segment income before unallocated expenses	$12,868	$10,965

Total revenues for reportable segments	$293,952	$267,513
Total expenses for reportable segments	130,894	126,276
Total segment income before unallocated expenses	163,058	141,237
Marketing expenses	(11,205)	(9,234)
Product development and engineering expenses	(35,368)	(34,348)
General and administrative expenses	(28,093)	(28,794)
Amortization of intangible assets	(6,981)	(6,924)
Restructuring	(4)	10
Stock-based compensation	(6,770)	(5,750)
Change in value of assets in deferred compensation plan	(565)	700
Interest income and expense and other, net	(9,585)	(8,901)
Income before provision for income taxes	$64,487	$47,996

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the three months ended June 30, 2010
(unaudited)

	Low	High

GAAP-based EPS	$0.48	$0.50

Amortization of acquisition-related intangible assets	0.08	0.08
Stock-based compensation expense	0.08	0.08
Imputed interest expense for convertible notes	0.03	0.03
Income tax effect of above adjustments	(0.06)	(0.06)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	(0.01)	(0.01)

Non-GAAP EPS	$0.60	$0.62

Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the twelve months ended December 31, 2010
(unaudited)

GAAP-based EPS		$2.13

Amortization of acquisition-related intangible assets		0.31
Stock-based compensation expense		0.30
Imputed interest expense for convertible notes		0.18
Income tax effect of above adjustments		(0.27)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate		(0.02)

Non-GAAP EPS		$2.63

Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

CONTACT:
For Financial Inquiries:
Sybase Investor Relations
Charlie Chen, 925-236-6015
charlie@sybase.com
Lynne Farris, 925-236-8797
lynne.farris@sybase.com
For Press Inquiries:
Sybase Public Relations
Crystal Lu, 925-236-6431
crystal.lu@sybase.com